UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

          New York                   1-9493                  13-5670050
 (State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)            File Number)          Identification No.)

              105 Corporate Park Drive
               White Plains, New York                   10604
       (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Item 5.02.   Departure of Directors or Principal Officers; Election of
             Directors; Appointment of Principal Officers.

     On June 3, 2005, Christopher Kehoe, Acting Controller and Assistant Corporate Controller of Paxar Corporation (the "Registrant"), resigned from the Registrant. Mr. Kehoe's resignation was not as a result of a disagreement on any matter relating to the Registrant's operations, policies or practices.

     Effective June 6, 2005, James R. Painter, the Registrant's current Interim Executive Vice President and Chief Financial Officer, was appointed Acting Controller of the Registrant.


Item 8.01.   Other Events.

     Curtis Baron Jr. has been promoted to the position of Assistant Corporate Controller for the Registrant, effective June 6, 2005. Mr. Baron joined the Registrant in July 2003 as a Manager in the International Accounting Department. Mr. Baron previously worked in public accounting and as a Senior Financial Analyst with The Pepsi Bottling Group. He holds a Bachelor's of Business Administration in Public Accounting from Pace University, and is a certified public accountant.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAXAR CORPORATION
                                             (Registrant)


Date: June 2, 2005                           By: /s/ Robert S. Stone
                                                 -------------------------------
                                                 Robert S. Stone
                                                 Vice President, General Counsel
                                                 and Secretary